SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                  July 20, 1998



                               SUN BANCORP, INC.
              -----------------------------------------------------
             (Exact name of Registrant as specified in its Charter)



       New Jersey                       0-20957              52-1382541
----------------------------         --------------         ---------------
(State or other jurisdiction         (SEC File No.)         (IRS Employer
     of incorporation)                                       Identification
                                                                Number)


226 Landis Avenue, Vineland, New Jersey              08360
---------------------------------------            ---------
(Address of principal executive offices)           (Zip Code)



Registrant's telephone number, including area code: (609) 691-7700
                                                    --------------


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last Report)




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                                SUN BANCORP, INC.

                      INFORMATION TO BE INCLUDED IN REPORT
                      ------------------------------------

Item 5.  Other Events.
         -------------

         On July 20, 1998, Sun Bancorp, Inc. (the "Corporation"), the holding company for Sun National Bank, Vineland, New Jersey (the "Bank"), announced that the Bank had entered into a branch purchase and deposit assumption agreement (the "Agreement") to acquire eight Beneficial National Bank branch offices located in Delaware, including approximately $150 million in deposits and $140 million in loans from Houshold Bank, f.s.b. ("Seller"). Consummation of the transaction is subject to, among other conditions, regulatory approval and the raising of additional capital by the Bank.

         A copy of the Agreement dated July 17, 1998, and the press release issued by the Corporation on July 20, 1998, are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference in their entirety.



Item 7.  Financial Statements, Pro Forma Financial
         Information and Exhibits
         -----------------------------------------

         (c) Exhibits:

               99.1 Branch Purchase and Deposit Assumption Agreement dated July 17, 1998.

               99.2      Press Release dated July 20, 1998.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                 SUN BANCORP, INC.



Date: July 23, 1998                     By:    /s/ Robert F. Mack
                                               ---------------------------------
                                                   Robert F. Mack
                                                   Chief Financial Officer